Exhibit 10.31

State registration No. 1950 as of 19 January 2006

ADDENDUM No. 1

to Contract No. 551 as of 19.10.00 for lignite mining at Mamyt Deposit in Aktyubinsk oblast  of the Republic of Kazakhstan
in accordance with License series MG No. 9-D as of 11.12.95

between

MINISTRY OF ENERGY AND MINERAL RESOURCES
 of the Republic of Kazakhstan

(Competent Body)

and

“Kyzyl Kain Mamyt” Limited Liability Partnership

 (Contractor)

Astana, 2006

(English translation)

Present addendum No. 1 to Contract No. 551 as of 19.10.00 for lignite mining at East-Ural Deposit (East-Ural Section) in Aktyubinsk oblast of the Republic of Kazakhstan in accordance with License series MG No. 9-D as of 11.12.95 was made on 19 January 2006 between the Ministry of Energy and Mineral Resources of the Republic of Kazakhstan (the Competent Body) and “Kyzyl Kain Mamyt” Limited Liability Partnership (the Contractor)

PREAMBLE

Whereas:

The Contractor intends to use lignite in the technological process of at a future nickel processing plant, the Expert Commission involved in the review of subsurface users’ applications to change conditions of Licenses and Contracts (Minutes No. 16 as of 01 June 2005) made a decision to introduce amendments to the Contract’s Work Program in accordance with perspective plans to erect the nickel processing plant, the Competent Body and the Contractor have agreed as follows:

1.	To change the words the “Investment Agency of the Republic of Kazakhstan” to the “Ministry of Energy and Mineral Resources of the Republic of Kazakhstan” throughout the Contract.

2.
To change the words the “Geology and Subsurface Protection Committee under the Ministry of Mineral Resources and Environmental Protection of the Republic of Kazakhstan” to the “Geology and Subsurface Committee under the Ministry of Energy and Mineral Resources of the Republic of Kazakhstan” throughout the Contract.

3.	To add clause 7.2.11. in Section 7 of the Contract “General rights and obligations of the parties” with the paragraph as follows:

“Where if the funds allocated for the obligation related to education, personnel training and computerization exceed a real need in training of invited staff, the Contractor uses remaining amounts for financing priority tasks of the secondary education system under the Cooperation Agreement with the Ministry of Education and Science of the Republic of Kazakhstan and the Ministry of Energy and Mineral Resources of the Republic of Kazakhstan”. The information on remaining funds for education is submitted to the Competent Body upon approval of the annual work program and budget for the following year of the Contract’s term”.

4.	Clause 29.2. in Section 29 of the Contract “Additional provisions” shall be read as follows:

“Notices and documents are delivered by hand or sent by mail, registered airmail, fax, telex or cable at the addresses as follows:

Competent Body	Contractor
Ministry of Energy and Mineral Resources	“Kyzyl Kain Mamyt” Limited Liability Partnership
Republic of Kazakhstan 473000 Astana, Kabanbai batyr St., 22 Tel.: 8 (3172) 78 68 55 Fax: 8 (3172) 78 68 65	Republic of Kazakhstan 464830 Aktyubinsk oblast, Kargalinski district, Badamsha, Lenin St., 20 Tel.: 8 (31342) 21 301 Fax: 8 (31342) 21 301

5.	To replace the Work Program to the Contract (Appendix 1) with the Work Program (Appendix 1a).

Present Addendum No. 1 to the Contract was made in Astana, Republic of Kazakhstan on 19 January 2006 by the authorized representatives of the Parties.

SIGNATURES

COMPETENT BODY                                                                           CONTRACTOR

Ministry of Energy and                                                                           “Kyzyl Kain Mamyt” LLP
Mineral Resources of the
Republic of Kazakhstan

Izmukhambetov B.                                                                                     A. Alexandrov
First Vice Minister                                                                                     Director